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                                                                   Exhibit 16.1

BDO SEIDMAN LLP


September 11, 2000


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.,  20549


Ladies and Gentlemen:

We have been furnished with a copy of the response to Item 4 of Form 8-K for the event that occurred on September 6, 2000 to be filed by our former client, NHancement Technologies Inc. We agree with the statements made in response to that Item insofar as they relate to our firm.


Very truly yours,

/s/  BDO Seidman LLP